ALLIANCE ADVISORS, LLC

                INVESTOR RELATIONS CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made this 1st day of March 2011, by and between Iron Eagle Group, Inc., (OTC: IEAG), a Delaware Corporation (hereinafter referred to as the "Company" or "IEAG"), and Alliance Advisors, LLC (hereinafter referred to as the "Consultant" or "AA").

EXPLANATORY STATEMENT

The Consultant has successfully demonstrated financial and public relations consulting expertise, and possesses valuable knowledge, and experience in the areas of business finance and corporate investor/public relations. The Company believes that the Consultant's knowledge, expertise and experience would benefit the Company, and the Company desires to retain the Consultant to perform consulting services in the areas described above for the Company.

NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures and seals herein below, the parties agree as follows:

I.  CONSULTING SERVICES
1.1 AA agrees that for a period of fifteen (15) months commencing March 7, 2011, the Consultant will reasonably be available during regular business hours to advise, counsel and inform designated officers and employees of the Company about the financial communications of a leading construction and contracting services provider in the commercial and government markets. Additionally, AA shall advise IEAG about the financial marketplace, competitors, business acquisitions and other aspects of or concerning the Company's business about which AA has knowledge or expertise.

1.2 AA shall render services to the Company as an independent contractor, and not as an employee. All services rendered by AA on behalf of the Company shall be performed to the best of AA's ability in concert with the overall business plan of the Company and the goals and objectives of Corporate Management and the Board of Directors.

1.3  Our Team for IEAG

Alan Sheinwald, President and Founder of Alliance Advisors, LLC
Mr. Sheinwald has been an active advisor and consultant to the constituents of public companies since 1995. Many of his clients have been NASDAQ, AMEX and NYSE firms with market capitalizations between $50 million to $500 million. Over the last five years, he has served as investor relations counsel to over 80 public companies. In addition, Mr. Sheinwald is a limited partner of the private equity firm Access America, L. P. and an active small cap investor. He has operated in executive capacity of various public and private companies in a diverse mix of industries. He has provided advisement on turn-around situations, workouts, strategic alternatives and capital formation strategies. From 1990 to 1995, he was employed by Mayflower Group (A publicly traded transportation conglomerate). He left

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Mayflower as Vice President of Sales of their $300 million passenger transport subsidiary after helping to successful sell the company to Laidlaw, a NYSE firm. From 1987 to 1990, Mr. Sheinwald was an officer in the U.S. Army serving with the7th U.S. Cavalry. He is a graduate of West Point and holds an MBA in finance with honors with New York University.

Thomas Walsh, Senior Vice President of Alliance Advisors, LLC
Thomas has been instrumental in building and executing both financial communication programs and investor relations plans for a wide variety of public companies for over 9 years. Thomas brings to each program the breadth of experience gained from serving a variety of companies across many industries. He has gained much exposure to financial markets in a wide variety of client situations ranging from crisis to explosive growth. During this career he has been instrumental in financing many companies both privately and publicly. Thomas provides guidance to all his clients such on matters such as improved trading volume, the right mix of buy-side and sell-side distribution, relative value appreciation and non-underwriter investment recommendations. He has extensive experience in the creation and management of investor relations and financial communications programs, including investor marketing materials, investor days, annual meetings, annual reports and conference calls. He has worked with many mid and large cap companies including Sun Microsystems (SUNW), VF Corporation (VFC), Sterling National Bank (STL), United Natural Foods (UNFI) and CIT Group (CIT). In addition, Thomas has done extensive work with the IR alliance division of the American Stock Exchange that helped AMEX list companies build communication programs. Thomas is a graduate of Union College with a degree in Economics.

II.   SCOPE OF SERVICES/PROGRAMS/ACTIVITIES

AA will develop, implement, and maintain an ongoing stock market support system for IEAG with the general objective of expanding awareness in IEAG among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

1.  PROFESSIONAL INVESTMENT COMMUNITY AWARENESS
   A. Introductions to professionals at select firms, with a focus on members of the Financial Community in various geographic regions, both in the United States, Canada and Europe.

The targeted group of professionals, which would be drawn from our proprietary database of contacts will be a subset of the following:
   1.  Over 15,000 Equity Brokers
   2. Over 800 Analysts (Buy and Sell Side - both generalists and industry specialists)
   3.  Over 6,500 Micro-Cap Portfolio/Hedge Fund Managers
   4.  Over 120 Market Makers (both retail and wholesale)
   5.  Financial, Trade and Industry Publications



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A.  Introductions to new fund managers and analysts (buy and sell side)
through the utilization of both Thomson One and other on-line tools such as StreetWise, Etc.
B. Introductions to High Net-Worth accredited investors who build positions in micro=-cap companies and are familiar with other quality companies, which AA currently and previously represented.
C. Broker conference calls presentations arranged by AA in select cities (and at compatible times) with top management at IEAG. Cities we would schedule meetings include New York, Boston, Dallas, Denver, Ft. Lauderdale, Houston, Atlanta, Chicago, LA, Minneapolis, Miami, Orange County, CA, San Diego, San Francisco, D.C., and other select cities.
D. All interested parties will be continually updated of Client's progress via phone conversations and through our fax/e-mail list for new releases.
E. AA will screen all investment firms for upcoming financial conferences, which would be appropriate for IEAG. AA will work through the proper channels with the goad of receiving invitations for management to present at those conferences, which are relevant.

2.  SHAREHOLDER COMMUNICATIONS
A. Handle investor requests for timely information via the telephone and e-mail. AA will have a knowledgeable associate available during market hours to field and respond to all investor inquiries in a timely manner. This is a time intensive service that allows management to focus on executing its business plan.
B. AA will provide same day fulfillment for all investor package requests.
C. Quarterly Conference Calls to accompany the earnings release. AA will assist with scripting these calls and monitoring the continuity to ensure a sooth rollout for investors. Quarterly Interim-Reports including a "CEO Letter" are an additional option to communicate with shareholders on a consistent basis.

3.  MEDIA RELATIONS
A. Our Media Department will develop a focus list of industry, trade and financial publications and contact appropriate editors, review and manage editorial calendars for relevant upcoming articles.
B. Financial Newsletter campaign. AA will work with our many financial newsletter editors and publishers for a "Buy Recommendation" for IEAG. The newletters we contact have a paid subscription base of investors who focus solely on micro cap stocks and do not solicit compensation for coverage. A "Buy Recommendation" can produce a great deal of new investor interest and lends third party support and opinion. AA has been able to achieve "Buy Recommendations" for former and current clients in: The Kon-Lin letter, The Conservative Speculator, Dick Davis Digest, George Southerland's Special Investment Situations, The Patient Inve$tor, and Equities Special Situations. Other publications we have worked with and will introduce IEAG to include: The red Chip Review, Investor's Digest, The Quiet Investor, Acker Letter, High-Growth Newsletter, Bullish Investor, Low-Priced Stocks, and the Micro-Stock Digest.



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4.  THE FINANCIAL PRESS
A. AA will assist senior management to draft and complete press releases on all material events as deemed by the Company. Management ad corporate counsel will approve all releases before they are sent to the wire.
B. AA will disseminate news releases through an electronic mail to our established database of financial professionals including: special situation analysts, brokers, fund managers, individual investors, money managers, and current or prospective individual shareholders who are already invested or have expressed an interest in IEAG.

III. AGENDA (Initial 180 days)
A.  Establish a time line of expected corporate events.
B. Generate a two-page Corporate Profile, which clearly articulates IEAG current business and financial position, as well as its strategy fro future growth.
C. Assist IEAG in updating its investor package and investor information via the company's corporate Web site. Assist the Shareholders' letter and quarterly update.
D. Assist management in updating its PowerPoint presentation to utilize during corporate presentations.
E. Target select brokers and micro-cap fund managers, which follow growth companies that have a similar profile to IEAG.
F.  Expand the number of market makers, which utilize retail support.
G. Plan in house broker meetings/conference calls in select cities. Follow up with phone calls to gauge management's effectiveness in articulating the story. Give feedback and make appropriate changes to properly position the company and growth opportunity.
H. Target newsletter editors and publishers for a "Buy Recommendation". Focus on Trade, Financial and Industry Publications for appropriate stories on IEAG's services, attributes and value proposition to the marketplace.
I.  Target "Buy" and "Sell" side analysts for a "Buy Recommendation".
J. Maintain and update the database to ensure that all press releases are faxed and/or e-mailed to all interested professionals.
K. Manage all investor calls in a timely manner to facilitate the timely distribution of corporate information. Focus on educating professional shareholders, with the premise that an informed investor will become a longer term investor.
L. Contact Brokerage Firms who hold conferences for the purpose of receiving an invitation for management to present.

Many of the above items will occur simultaneously. Certain items will have chronological priority over others, however, for the most part agenda items will progress in unison throughout the initial 180-day period. As IEAG grows and evolves, we will recommend changes to the Agenda that compliment the growth. As the company continues to execute its strategic plan by signing new installation contracts and completing strategic acquisition, which will compliment its growth, we will target an expanded universe of brokers, analysts and portfolio/fund managers. At each stage of growth, the appropriate approach to the market will be incorporated into the agenda for optimal results. A new formal Agenda will be created after the 180-day period, or earlier if necessary.


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Assuming that IEAG's efforts are leading ultimately to success and greater profitability, the end results of this financial communication and awareness campaign should be:

*An increase in the number of financial professions (including brokers, institutions and analysts) and individual investors well educated and knowledgeable about IEAG; including senior management, the company's services, as well as its current financial condition and growth opportunities.
*An increase in the number of articles printed in both trade and financial publications.
*An increase in the liquidity of the common stock.
*An increase in IEAG's market capitalization coupled with a broader, more diverse shareholder base.
*Easier access to the capital markets, if additional capital is required.

IV. TERM

This agreement shall remain in effect for a period commencing on the signature date and terminating fifteen months from signing date. At the nine-month anniversary either party will have the option to terminate the agreement with 30 days' notice. In the event that IEAG does not close on a financing of $300,000 or more within three (3) months of the start date, IEAG will have the right to terminate this agreement. In the event that AA commits any material breach or violation of the provisions of this Agreement, then, the Clint has the right to terminate this agreement any time during the contractual period and/or any extension periods after the initial contractual period.

V.  COMPENSATION

Regarding compensation, it is our intention to propose parameters that are mutually acceptable to both IEAG and AA in order to accomplish our collective mission. Based on a commitment of resources necessary to perform successfully on behalf of IEAG for a period of fifteen (15) months, Alliance Advisors, LLC proposes the following compensation terms:

Cash and Equity
A. There will be no cash fees for the first three (3) months of service. Starting at the beginning of the fourth (4) month of service, monthly consulting and services fee of $5,000 will be payable at the 7th of each month for the term of the contract. Upon IEAG closing on a financing transaction of $10 million or more, the monthly consulting fee shall immediately be increased to $7,500 per month. Following a successful listing on the American Stock Exchange or the NASDAW the monthly consulting shall be $8,500 per month.

B. Forty Thousand (40,000) shares of 144 restricted shares shall be delivered during the first thirty days of this Agreement for the first three (3) months of this agreement. At the end of three months, another Forty Thousand (40,000) shares of 144 restricted stock shall be delivered for the next six (6) months of service. At the end of month

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nine (9), another Forty Thousand (40,000) shares of 144 restricted stock shall be delivered for the remaining six months of service. AA acknowledges that the New Shares have not been and will not be registered under the federal Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States or any other jurisdiction, and that the New Shares will constitute "restricted securities" as defined in Rule 144 under the Securities Act (which Rule 144 permits sales after a 6 month restrictive term). The New Shares are for AA's own account for investment and not for the interest of any other person and, except for subsequent sales as permitted under Rule 144 or other exceptions from registration; AA is not purchasing the New Shares resale to others or with a view to or for sale in connection with any distribution thereof. AA is an "Accredited Investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act). AA will not resell or otherwise dispose of the New Shares or any interest therein at any time unless (i) an exemption from registration is available and, if IEAG requests, IEAG receives an opinion of counsel reasonably satisfactory to it that such exemption is available, or (ii) such securities are subsequently registered under the Securities Act and appropriate state securities laws. The shares will be entitled to piggyback registration rights in the event that a registration statement is filed during the term of this Agreement.

Expenses: Only expenses that would ordinarily be incurred by the Client will e billed back on a monthly basis. Applicable reimbursements would include: postage for investor packages or research reports (if our office provides fulfillment), fees for news wire services (if our office disseminates news releases), and fees for fax-broadcasting news releases. The Client shall provide AA all investor and broker due-diligence packages. Any packages requiring additional photocopying/printing will be billed back to the Client at cost (with no mark-up). Any extraordinary items, such as broker lunch presentations, air travel, hotel, ground transportation or media campaigns, etc. shall be paid by the Client, only with Client authorization prior to incurring any expenses. Any expenses over $500 within a calendar month shall be subject to pre-approval by the Company.

VI. Prior Restriction. AA represents and covenants to the Company that AA is not subject to, or bound by, any agreement which sets forth or contains a restrictive covenant, the existence or enforcement of which would in any way restrict or hinder AA from performing the services on behalf of the Company that AA is herein agreeing to perform.

VII. Assignment. This Agreement is personal to AAS and may not be assigned in any way by AA without the prior written consent of the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon the heirs, legatees, successors and permitted assigns of AA and upon the successors and assigns of the Company.

VIII. Confidentiality. Except as required by law or court order, AA will keep confidential any trade secrets or confidential proprietary information of the Company which are no known to AAS or which hereinafter may become known to AAS and A shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company. For purposes of this Agreement, "trade secrets or confidential proprietary information" means information unique to the Company, which has a business purpose and is not known or generally available to the public.

IX.  Default.
9.1 Except for a claim or controversy arising under Section 6 of this Agreement, any claim or controversy arising under any of the provisions of this Agreement shall, at the election of either party hereto, be determined by arbitration in Westchester County, New York in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be binding and conclusive upon the parties. Each party shall pay its own costs and expenses in any such arbitration and the costs of filing for the arbitration, and the fees of the arbitrator shall be shared equally by the parties.

9.2 In the event AA commits any material violation of the provisions of this Agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel AA to comply with, or restrain AA from violating, such provision, and, in addition, and not in the alternative, the Company shall be entitled to declare AA in default hereunder and to terminate this Agreement and any further payments hereunder.

9.3 Since AA must at all times rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend AA, its officers, agents, and employees at the Company's expense, in any proceeding or suit which may arise out and/or due to any inaccuracy or incompleteness of such material supplied by the Company to AA.

X. Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance.

XI. Notices. Any notices required by this Agreement shall (i) be made in writing by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by overnight courier delivery service for the next day delivery (ii) be deemed given when so delivered, two days after mailing, or the day following delivery to the overnight courier delivery service, and (iii) in the case of the



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Company, be mailed to its principle offices at 61 West 62nd Street,
Suite 23F, New York, NY, 10023 in the case of AA, be mailed to be mailed to P.O. Box 425, 56 June Road, Suite 201, North Salem, NY 10560.

XII.  Miscellaneous.
12.1 This Agreement may not be amended, except by a written instrument signed and delivered by the parties hereto.

12.2 This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

12.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed, under seal this Consulting Agreement as of the day and year first above written.

AGREED:

By:  /s/Alan Sheinwald         By:  /s/Jason Shapiro
     --------------------           -------------------
Alsn Sheinwald, President        Jason Shapiro, CEO
Alliance Advisors, LLC           Iron Eagle Group, Inc.


Date:  March 1, 2011           Date: 3/2/11